AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY __, 2002,
                                                      REGISTRATION NO. 333-59726



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      _____________________________________
                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            ARTWORK AND BEYOND, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         5900                 11-3507594
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)         INDUSTRIAL         IDENTIFICATION NO.)
                                     CLASSIFICATION CODE)

                            ARTWORK AND BEYOND, INC.
                                761 COATES AVENUE
                            HOLBROOK, NEW YORK 11741
                                 (631) 471-0065
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   HOWARD BLUM
                             CHIEF EXECUTIVE OFFICER
                                761 COATES AVENUE
                            HOLBROOK, NEW YORK 11741
                                 (631) 471-0065
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                   INCLUDING AREA CODE, OF AGENTS FOR SERVICE)
                      ____________________________________


                                   COPIES TO:
                           MICHAEL D. DIGIOVANNA, ESQ.
                                 REED SMITH, LLP
                                529 FIFTH AVENUE
                          NEW YORK, NEW YORK 10017-4608
                                 (212) 878-1768


           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

           IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. |X|

           IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

           IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

           IF THIS FORM IS POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

           IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. |_|


                                                              CONTINUED OVERLEAF



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------

==================================== =================== ======================== ===================== ========================

-----------------------------------                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
                                                           OFFERING PRICE PER      AGGREGATE OFFERING   AMOUNT OF REGISTRATION
                                        AMOUNT TO BE          SECURITY (1)               PRICE                    FEE
 TITLE OF EACH CLASS OF SECURITIES       REGISTERED
         TO BE REGISTERED
------------------------------------ ------------------- ------------------------ --------------------- ------------------------

Common Stock(2)                      400,000                      $1.50                 600,000                 $150.00
------------------------------------ ------------------- ------------------------ --------------------- ------------------------

Common Stock(3)                      600,000                      $1.50                 900,000                 $225.00

------------------------------------ ------------------- ------------------------ --------------------- ------------------------
                                                                                                        Total $375.00
------------------------------------ ------------------- ------------------------ --------------------- ------------------------
                                                                                    Previously paid             $375.00
------------------------------------ ------------------- ------------------------ --------------------- ------------------------
                                                                                       Amount due                  0
------------------------------------ ------------------- ------------------------ --------------------- ------------------------



(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2) 400,000 shares of common stock relate to the offering by Artwork and Beyond.

(3) 600,000 shares of common stock relate to the offering by the selling securityholder.



           Pursuant to Rule 416 of the Act, this registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of stock splits, stock dividends or other similar events.

                           __________________________


           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE


           This registration statement contains two prospectuses: one relating to the offering by Artwork and Beyond of 400,000 shares of its common stock, par value $.001, per share, for cash and another prospectus relating to the offering of 180,000 shares of common stock held by a selling securityholder who may wish to sell its common stock. The prospectus relating to the selling securityholder is referred to as the selling securityholder prospectus. Following the prospectus are substitute pages of the selling securityholder prospectus, including alternate pages front outside and back cover pages, an alternative "The Offering" section of the "Prospectus summary" and section entitled "Plan of distribution." Each of the alternate pages for the selling securityholder prospectus is labeled "Alternate page for selling securityholder prospectus." All other sections of the prospectus are to be used in the selling securityholder prospectus. In addition, cross-references in the prospectus will be adjusted in the selling securityholder prospectus to refer to the appropriate sections.

PROSPECTUS       SUBJECT TO COMPLETION; DATED FEBRUARY __, 2002


                         400,000 SHARES OF COMMON STOCK

                                       OF

                            ARTWORK AND BEYOND, INC.



           We are registering 400,000 shares of our common stock for sale on a "best efforts" basis. If all 400,000 shares are not sold within 60 days from the date hereof, (which may be extended an additional 30 days in the sole discretion of Artwork and Beyond, Inc.), the Offering will terminate and no further share will be sold.

           Concurrent with this offering, we are registering 180,000 additional shares of common stock for sale by a selling securityholder who may wish to sell its shares in the open market or in privately negotiated transactions.

                                                       Per Share      Total
Public Offering Price...............................     $1.50       $600,000
Underwriting Discount          .....................       0           None
Proceeds to Artwork and Beyond(1)                        $1.50       $600,000



           (1) Before expenses of the offering estimated at $100,000, the foregoing assumes we will not utilize a broker-dealer to sell or place any portion of our shares. If we do the new proceeds reviewed by us will be reduced.

           No public trading market for our common stock exists and the offering price of our common stock has been arbitrarily determined by Artwork and Beyond. We have not taken any steps to obtain a market maker for our common stock.
                      ____________________________________

           Our principal executive offices are located at 761 Coates Avenue, Holbrook, New York 11741. Our telephone number is (631) 471-0065.

                      ____________________________________

           THE COMMON STOCK BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 BEFORE YOU DECIDE TO PURCHASE ANY COMMON STOCK.
                      ____________________________________

           Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.


                 The date of this Prospectus is _________, 2002

                                TABLE OF CONTENTS

Prospectus summary   Selected financial data        Risk factors
    Start-up Company..................................May Not Adopt the Internet
    Additional Capital to Continue..............................................
    Increasing Our Customer Base................................................
    Initially Depend On One Vendor..............................................
    Two Founders, and Their Loss or Unavailability..............................
    Proprietary Rights of Others................................................
    Lack of a Public Market.....................................................
    Dividends...................................................................
    Immediate and Substantial Dilution..........................................
    Sale of Additional Shares...................................................
    Penny Stock Regulations.....................................................
    Sales That Impact on Sales..................................................
Use of proceeds ................................................................
Concurrent offering ............................................................
Directors, Executive Officers, Promoters and Control Persons ...................
Security ownership of certain beneficial owners and management .................
Our business ...................................................................
Plan of Operations .............................................................
Management Discussion and Analysis .............................................
Certain relationships and related transactions .................................
Description of securities ......................................................
Disclosure of commission position on indemnification for securities act liabilities ...............................................................
Plan of distribution ...........................................................
Legal matters ..................................................................
Experts ........................................................................
Available Information ..........................................................

           You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               PROSPECTUS SUMMARY

           YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. WE USE WORDS SUCH AS "ANTICIPATES", "BELIEVES", "PLANS", "EXPECTS", "FUTURE", "INTENDS" AND SIMILAR EXPRESSIONS TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS. PROSPECTIVE INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS FOR MANY REASONS, INCLUDING THE RISKS FACED BY ARTWORK AND BEYOND, INC. DESCRIBED IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

           This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Artwork and Beyond and our financial statements and the related notes appearing elsewhere in this prospectus.


                            ARTWORK AND BEYOND, INC.

           Artwork and Beyond is a Delaware corporation which was formed on August 5, 1999. Our primary business is the sale of art, in two major areas:


1. Online retail sale of art which is conducted through its online retail division, ARTinaClick.com; and

2. Internet based charity art auctions, which are conducted through our internet based charity art auction division, ArtAuctionFundraiser.com.

           Artwork and Beyond's online retail division, ARTinaClick.com, provides the consumer with a "one-stop" shopping experience for the purchase of art online. ARTinaClick.com offers a vast selection of images ranging from originals, lithographs, serigraphs, limited editions, prints and posters, to sports memorabilia and collectables. Items range in price from $5.00 to $1500 with the average sale being approximately $85.00. Items offered are at substantial savings from traditional retail galleries. We believe that our business strategy combined with targeted marketing and fulfillment will make it a premiere Internet site for art buying in the e-commerce space.

           Artwork and Beyond's emphasis for the consumer is ease-of-use, separating artwork into five unique galleries, coupled with a sophisticated and powerful search engine. It is management's belief that the consumer will not feel intimidated by lack of taste or knowledge and Artwork and Beyond will provide the consumer with a highly satisfying shopping experience.

           ARTinaClick's sales plan is based on the idea that there is a pervasive frustration with the normal channels for buying art, as the industry still functions mainly as a cottage industry. Our strategy is to aggregate demand and drive traffic to our site. We believe that there is significant unrealized demand for art in the sub-luxury category and it is a product that is highly suitable for web purchases. We believe that the online shopping experience has significant advantages over the traditional method of purchasing art. Artwork and Beyond will endeavor to create the perception of these advantages in the minds of the buying public, through a skilled marketing plan, to drive traffic to the site. Once at the site, it is anticipated visitors will become buyers through the value proposition articulated above.

           Artwork and Beyond's internet based charity art auction division, ArtAuctionFundraiser.com. provides online charity art auctions. There are numerous organizations including, alumni groups, religious organizations, schools, and health care organizations whose members are geographically dispersed. These organizations are constantly looking to raise funds to meet their operating budgets. We believe that an online auction would enable organizations to raise funds from their members no matter how geographically dispersed they may be.

           We believe that the online auction is at this point a proven concept, given sites such as eBay and Amazon, with little or no consumer resistance to be overcome. In addition, barriers to entry for newcomers wishing to offer charity auctions are significant, as credibility working with charities is difficult to build.

           One of our principal shareholders has extensive experience in this area. He was president and owner of Ross Galleries located in Holbrook, NY. Ross Galleries has 25 full-time employees in a 20,000 sq. ft. facility. Ross Galleries has been in the charity art business for 13 years, has worked with 1700 different organizations, and conducted over 4000 land-based auctions. We have executed a fulfillment agreement with Ross Galleries relating to both branches of business.

           We have examined the feasibility of opening a retail store for the sale of art and believe a store would be desirable. We, however, will not open a store unless we obtain sufficient funds from financing or our operations. There is no assurance that we will be able to open a store or that, if opened, a store would be profitable.



           Our principal place of business is located at 761 Coates Avenue, Holbrook, New York, 11741. Our general phone number is (631) 471-0065.

                                  THE OFFERING

Shares outstanding before offering1...................................      9,600,000 shares of common stock.

Shares offered by Artwork and Beyond..................................      400,000 shares of common stock.

Plan of distribution..................................................      Artwork  and  Beyond  will  offer and sell  400,000
                                                                            shares for cash at a price of $1.50 per share.

Use of Proceeds.......................................................      Artwork and Beyond will  receive the proceeds to be
                                                                            derived  from the sale of an  aggregate  of 400,000
                                                                            shares of common stock.

                               CONCURRENT OFFERING


Selling Securityholder.......................Dutchess Partners


Shares offered by Selling securityholder.....180,000 shares of common stock

Plan of distribution.........................The offering of our shares of common stock in the current
                                             offering is being made through
                                             one of our shareholders sales
                                             of our common stock may be
                                             made by the selling securityholder
                                             in the open market or in privately
                                             negotiated transactions and at
                                             market prices, fixed prices
                                             or negotiated prices.



Use of Proceeds..............................We will not receive any of the proceeds from the sale of  the
                                             shares owned by the selling
                                             securityholder.

(1)   Unless otherwise indicated information in this prospectus:

     o    assumes all the shares offered by us will be sold;
     o gives retroactive effort to a stock split of 3.7917519 to one in April 2001;
     o assume none of the outstanding options and warrants have been exercised and does not give effect to of additional shares which we may be required to be issued.

                             SELECTED FINANCIAL DATA


           The following selected financial data is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The financial information set forth below is audited with respect to the annual period ended December 31, 2001, December 31, 2000 as derived from Artwork and Beyond's financial statements.

                                                     YEAR ENDED       YEAR ENDED
                                                      12/31/00         12/31/01
                                                      --------         --------


STATEMENT OF OPERATIONS DATA:

Revenues ...................................            $158,491        $15,915
Costs of goods sold ........................             103,135           9331
Commission income, net                                    37,310            -
Operating expenses..........................           1,149,040        779,039
Loss from operations........................          (1,056,374)      (772,455)
Interest income.............................              15,200         10,542
Net loss....................................          (1,041,174)      (761,913)

                                                         AS OF           AS OF
                                                       12/31/01        12/31/00
                                                       --------        --------

                                                                       ACTUAL

    SELECTED BALANCE SHEET DATA:

    Cash and cash equivalents...............            $134,802        $661,151

    Working capital.........................              20,880         553,892

    Total assets............................             176,079         688,930

    Total liabilities.......................             123,582         107,259

   Stockholders' equity.....................              52,497         581,671



           We will retain broad discretion over the use of net proceeds of this offering. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our development efforts, technological advances and the competitive environment for our products.

           Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities. We will not receive any of the proceeds from the sale of the shares owned by the selling securityholder.

                                  RISK FACTORS

           You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones we may face.

RISKS RELATED TO OUR BUSINESS

WE ARE A START-UP COMPANY AND WE EXPECT TO ENCOUNTER RISKS AND DIFFICULTIES FREQUENTLY FACED BY START-UP COMPANIES IN NEW AND RAPIDLY EVOLVING MARKETS.


           We were founded in August 1999 by Howard Blum and Jay Camina and commenced operations on December 1, 2000. Prior to that date, our operations have consisted primarily of development of our business plan, negotiating a fulfillment agreement with Ross Galleries, Inc., completion of our web sites www.ARTinaClick.com, Artauctionfundraiser.com and otherwise organizing our operations. While we have been operating for over one year, the scope of our business has been limited and we are still essentially a start-up. An investor in our shares must consider the risks and difficulties frequently encountered by start-up companies in new and rapidly evolving markets. These challenges include our need to establish our brand name awareness, and our need to attract and retain customers at a reasonable cost.


           In addition, although we have substantial data on what specific works of art sell, we may have limited insight into other trends that may emerge and affect our business, because we are a start-up company and our market is in an early stage of development. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Any failure to do so would seriously harm our business and operating results.


GIVEN OUR RECURRING LOSSES, WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN

           Our independent auditors issued a report on their audit of our financial statements for the years ended December 31, 2001 and 2000. Their report contains as explanatory paragraph and footnote in which they state that our history of recurring losses and lack of revenues raise substantial doubt regarding our ability to continue as a going concern.

           We are attempting to raise additional equity capital through this offering and should receive additional funds pursuant to a subscription. If we fail to complete this offering for the maximum amount we cannot assure you that we will have sufficient capital to fund operations or that we will be able to arrange additional financing for that purpose.


CONSUMERS MAY NOT ADOPT THE INTERNET AS A WAY OF BUYING ARTWORK, WHICH WOULD PREVENT US FROM BECOMING PROFITABLE.

           If we do not attract and retain a high volume of online customers to our web site at a reasonable cost, our business will not succeed. We may not be able to convert a large number of consumers from traditional shopping methods to online shopping for artwork and as a result may never achieve widespread customer acceptance of shopping for artwork online. Specifically, consumers may not wish to change the way they purchase art and may feel it is necessary to view the actual works of art rather than pictures before purchasing them. In addition, Consumers may not be willing to make orders online due to perceived difficulty of placing complex orders online or pricing that does not meet customer expectations of "finding competitive prices on the internet." As a result, we may never drive sufficient revenues from our operations in order to become a profitable enterprise.

AFTER COMPLETION OF THE OFFERING, WE WILL NEED ADDITIONAL CAPITAL TO CONTINUE TO OPERATE AND EXPAND OUR BUSINESS.


           If all our shares are sold we expect to have working capital of up to approximately $500,000 available from the net proceeds of this offering. This working capital should permit us to continue to operate our business for approximately one year after completion of the offering. If all our shares are not sold we will need additional capital earlier. Moreover, we still may need additional capital to fully implement our marketing plans and we will need additional capital to open a retail store. Therefore, in all probability we will need to sell additional equity or borrow funds. There is no assurance we will be able to do upon satisfactory terms. Our inability to raise additional capital would inhibit our ability to achieve of our business plan.

INCREASING OUR SALES WILL DEPEND LARGELY ON INCREASING OUR CUSTOMER BASE, RATHER THAN MAKING SALES TO REPEAT CUSTOMERS.

           We expect our customers initially to be individuals and families purchasing artwork for home and office decoration and, to a lesser extent, as gifts. Unlike consumer products, which are used and repurchased, art is purchased for long-term use. Therefore, while we expect that we will have repeat customers if they have a favorable experience in purchasing from our web site, we expect that sales to repeat customers will be limited. Accordingly, we will have to attract new customers in order to expand our revenues and achieve profitability.


WE DEPEND ON ROSS GALLERIES FOR FRAMING SERVICES IF IT DOES NOT PERFORM, WE MAY NOT BE ABLE TO EFFECTIVELY SHIP ORDERS.


           To generate the significant customer traffic, volume of purchases and repeat purchases that we believe are crucial to obtaining sufficient revenues, we must develop and maintain customer trust in the timing and accuracy of our product deliveries. Ross Galleries frames all of the artwork that we sell. Our business could be significantly disrupted if Ross Galleries were to suffer adverse developments that affect its ability to frame artwork for us. If for any reason Ross Galleries is unable or unwilling to frame products for us and in a timely manner, we may not be able to secure alternative frame services on acceptable terms in a timely manner, or at all.


WE DEPEND ON SEVERAL VENDORS FOR SUPPLY OF ARTWORK FRAMING AND OTHER SERVICES; IF THEY DO NOT PERFORM, WE WILL NOT BE ABLE TO EFFECTIVELY SHIP ORDERS.

           We rely on third parties to supply art and framing and fulfill and ship orders. We, therefore, will be subject to the risks that these providers will not be able to deliver products or perform services. If for any reason any of these providers fails to perform we may not be able to service our customers and thereby may loss customers or damage our reputation. While we believe there are alternatives for most of our third party providers, we may not replace a provider in a timely fashion or the pricing or quality of services of a substitute may not be commensurate with that previously available.


WE DEPEND UPON THE CONTINUED AVAILABILITY OF OUR TWO FOUNDERS, AND THEIR LOSS OR UNAVAILABILITY COULD PUT US AT A COMPETITIVE DISADVANTAGE.


           Our success depends largely on the skills, experience and reputation of our two founders Howard Blum and Jay Camina. Mr. Blum devotes substantially all his professional time to the business affairs of Artwork and Beyond and Mr. Camina devotes approximately one half of his professional time to our affairs. Neither founder has executed an employment agreement and there is no assurance that they will continue to provide services within the foregoing time parameters or that they will provide any services at all. The loss or unavailability of either of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. There can be no assurance that we will be able to replace these key individual in the event their services become unavailable. See "Management."

WE MAY BE FOUND TO INFRINGE PROPRIETARY RIGHTS OF OTHERS, WHICH COULD RESULT IN DAMAGE TO ARTWORK AND BEYOND.


           Third parties may claim infringement by us with respect to past, current or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us or at all.


RISKS ASSOCIATED WITH OUR SECURITIES


PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF OUR SECURITIES.

           The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.


           Shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.


Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our common stock.


LACK OF A PUBLIC MARKET FOR OUR COMMON STOCK MAY MAKE IT DIFFICULT TO SELL OUR COMMON STOCK.

           There is no public market for our common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. There is no underwriter engaged in connection with this transaction and there can be no assurance that any brokerage firm will act as a market maker of our securities. If a market should develop, the price may be highly volatile. In addition, an active trading market for our common stock may not develop or be sustained. Our sale of an aggregate of 400,000 shares for cash and the sale by the selling securityholder of 600,000 shares of our common stock in the public market may cause the market price of our common stock to fall. Factors such as those discussed in this "Risk factors" section may have a significant impact on the market price of our common stock. Due to the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock. Even in a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price.

WE DO NOT INTEND TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

           We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. If we determine that we will pay dividends to the holders of our common stock, there is no assurance or guarantee that such dividends will be paid on a timely basis.


WE MAY SELL ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT STOCKHOLDER CONSENT, WHICH WILL DILUTE THE INVESTORS' PERCENTAGE INTEREST IN ARTWORK AND BEYOND.

           After completion of the offering, purchasers of the securities in this offering will own 1,000,000 shares, or 10% of our issued and outstanding shares. We may raise additional capital after completion of the offering by issuing additional shares of common stock. Our management will have the right to determine the number of shares that we will offer and the purchase price per share without the consent or approval of the investors. In addition, the investors will have no right to purchase shares in any subsequent offering in order to maintain their percentage ownership interest in Artwork and Beyond.

                                 USE OF PROCEEDS


           We estimate that if all shares are sold the gross and net proceeds from the sale of the 400,000 shares of common stock that we are offering will be $600,000 and $500,000 respectively. These proceeds will be used as follows:





-------------------------------------- -------------------------------
Marketing                                                    $100,000
-------------------------------------- -------------------------------
Salaries (1)                                                  250,000
-------------------------------------- -------------------------------
Website design                                                 50,000
-------------------------------------- -------------------------------
Working capital                                               100,000
-------------------------------------- -------------------------------

(1) Includes $175,000 may be available for executive compensation and additional amounts for new employees.

           We will retain broad discretion over the use of net proceeds of this offering. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our development efforts, technological advances and the competitive environment for our products.


           Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities. We will not receive any of the proceeds from the sale of the shares owned by the selling securityholder.

                                    DILUTION


           As of December 31, 2001, Artwork and Beyond had a net tangible book value of $52,497 or $0.01 per share (assuming that Artwork and Beyond had 9,600,000 Shares outstanding as of that date), derived from Artwork and Beyond's balance sheet as of that date. Net tangible book value per Share means the tangible assets of Artwork and Beyond less all liabilities, divided by the number of Shares outstanding. After giving effect to the sale of the Shares offered hereby at a price of $1.50 per Share, net tangible book value as adjusted would be $652,497 or $0.07 per share. The result will be an immediate increase in net tangible book value per share of $0.06 to existing shareholders and an immediate dilution to new investors of $1.43 (95.3%) per share. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table illustrates this dilution.

Assumed value of Shares offered hereby.....................................$1.50
  Net tangible book value per Share, before the offering.................... .01
  Increase  per share  attributable  to the sale by
     Artwork and Beyond of the Shares offered hereby........................ .06
Pro forma net tangible book value per Share, after the offering............. .07
Dilution per Share to new investors.........................................1.43

           The following table summarizes the investments of all existing shareholders and new investors after giving effect to the sales of the Securities offered hereby assuming no exercise of the Underwriter's Over-Allotment Option:

                          Shares Purchased    Percentage of           Aggregate         Percentage of     Average Price
                                              Total Shares       Consideration Paid     Total Invested      Per Share
Existing Shareholders.....   9,600,000             96%                1,919,503             76.19%            $ .20
Public Shareholders.......     400,000            4.0%                  600,000             23.81%            $1.50
  Total                      10,000,000           100%                2,519,503              100%


                               CONCURRENT OFFERING


           The registration statement of which this prospectus is a part also includes a prospectus with respect to an offering of up to 180,000 shares of Artwork and Beyond common stock, all of which may be sold in the open market, in privately negotiated transactions or otherwise, directly by a Dutchess Partners as a selling stockholder.

           We will not receive any proceeds from the sale of such 180,000 shares of common stock. The selling securityholder is paying all of the expenses associated with this offering and the concurrent offering. See "Certain Relationships and Related Transactions." Sales of the 180,000 shares of common stock by the selling securityholder or the potential of such sales may have a material adverse effect on the market price of the common stock offered hereby.



          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and directors


           The names and ages of the directors and executive officers of Artwork and Beyond are set forth below. The By-Laws of Artwork and Beyond provide for three (3) Directors. Until the appointment of J.P. LeShufy, we had two (2) directors. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. Officers are elected annually by the Board of Directors to service at the pleasure of the Board.


NAME                     AGE             POSITION(S) WITH ARTWORK AND BEYOND
----                     ---             -----------------------------------

Howard Blum               41              Chief Executive Officer,
                                                    Co-Chairman of the Board

Jay Camina                40              Co-Chairman of the Board

J. R. LeShufy             76              Director


Background of Executive Officers, Directors and Significant Employees


HOWARD BLUM Mr. Blum has served as Chief Executive Officer and Co-Chairman of the Board of Artwork and Beyond since August 1999. Howard Blum has spent 17 years in the investment industry. He has worked for firms such as Schroder Wertheim, Oppenheimer, Bluestone Capital and Global Emerging Markets, North America, a U.K.-based investment group and venture capital firm. Mr. Blum spent the early part of his career managing funds for high net-worth individuals and corporations. He has managed funds in excess of $50 million dollars. Mr. Blum has been involved in structuring various investment and merchant banking transactions and has raised over $100 million dollars for companies in technology, entertainment, and industrial manufacturing. Mr. Blum was an officer and director of Heritage Productions, a company which was formed initially for the purpose of developing, producing and financing music albums but which is still a development stage company that has not undertaken any projects. Heritage's securities trade on the OTC Bulletin Board, from December 2000 to present. Mr. Blum did not devote any substantial time to Heritage. Mr. Blum graduated with a BA in Economics from New York University.

JAY CAMINA Mr. Camina has served as Co-Chairman of the Board of the Artwork and Beyond since August 1999. Jay Camina has spent his entire career in the art and picture framing industry. From 1979-1981 Mr. Camina was manager of a 30,000 square foot custom framing facility for Frame King, a franchise of 28 custom frame shops. From 1981-1988 Mr. Camina worked for a fund-raising art auction company where he became familiar with all aspects of the art auction industry and was responsible for managing the manufacturing facility. From 1988 to July, 2001, Mr. Camina has been sole owner and President of Ross Galleries. Since July he has been a consultant to this firm. Ross Galleries, who has 25 employees, is vertically integrated, housing purchasing, manufacturing, sales and operations all under one roof This Company has grown to become one of the leading fund-raising art auction companies in the country, conducting over 400 events each year.


J.R. LESHUFY Mr. LeShufy has served as Director since September 2000. J.R. LeShufy was founder of Collectors' Guild Ltd. and Consolidated Fine Arts, the country's largest club for collectors of limited editions of graphics and sculpture. He was privileged to work with and publish some of the leading artists of the 20th Century, such as: Picasso, Chagall, Miro, Calder, Dali, Manzu, Siquieros, Tamayo, Soyer and Ben Shahn, amongst others. Mr. LeShufy is President of Trilenium Corp., a research and development company in computer software and hardware. He has spent several years working with various divisions of the Russian Academy of Sciences developing the transfer of intellectual property to the West. Mr. LeShufy serves on the boards of InKine Pharmaceutical Company, Inc. and TeleServices Internet Group, Inc.


ADVISORY BOARD


Artwork and Beyond has an Advisory Board of individuals who serve for a term of one year. The members of the advisory board are chosen by Howard Blum, Artwork and Beyond's Chief Executive Officer. The Advisory Board assists Artwork and Beyond in forming strategic relationships, and identifying potential customers. Each member of the Advisory Board is entitled to receive options to purchase 2500 shares of common stock at an exercise price of $1.50 per share for one year of service on the Advisory Board Options for a total of 7,500 shares have been issued to these individuals for the first year of service. Members of the Advisory Board have not yet received the options. The Advisory Board is comprised of the following individuals:


TODD LINDSLEY - Todd Lindsley is a national fund raising consultant. He has over 18 years of direct fund-raising and consulting experience, during which he has organized or overseen 30 national campaigns which raised over $1 billion cumulatively in charitable gift support. Earlier in his career he served Hartwick College, Glimmerglass Opera, and The University of North Carolina at Chapel Hill as Director of Alumni Relations, Director of Development/Campaign Director, and Assistant Dean for Development and External Affairs. He currently serves as President for his own fund-raising consulting firm where he serves as counsel to museums, hospitals, colleges, and other non-profit organizations. He holds a B.A. in Government from the College of William and Mary in Virginia.

KAREN LESHUFY - Karen LeShufy has been a fine art publisher/distributor for 20 years and is President of Editions Des Legendes, which has an exclusive agreement with the Toulouse-Lautrec family to recreate the works of Henri de Toulouse-Lautrec. Ms. LeShufy has been a consultant and worked on joint ventures with The Rockefeller Collection, American Express, Diners' Club, Fox Broadcasting and The New York Daily News. Karen has created and marketed programs for direct sale to galleries and the public, as well as direct marketing/mail order via television and print media. Ms. LeShufy has published for artists such as Dali, Tamayo, Siquieros, Manzu, Burton Morris, Bill Gallo, Gartner, Charon, Noyer and Salinas.

CYNTHIA KACAR - Ms. Kacar, President and founder of CircaVentures, has been a strategic growth and investment banking advisor and consultant to numerous Internet technology and content companies in Silicon Valley and throughout the U.S. She has worked with a range of companies from technology start-ups to large Internet portal companies. She has been an investment banking advisor and liaison with major venture capital and investment banking groups for Internet companies that span from content and technology start-ups in pre-IPO mode to public companies seeking secondary financing on the public equity markets or M & A strategies. Ms. Kacar was formerly a consultant with McKenna High Tech Strategies, where she worked on Internet strategies for companies such as Matsushita and Motorola. Ms. Kacar is the owner/founder/board advisor of several Internet companies including TENonline, a travel Internet company and SuperTuner, a company pioneering a video aggregation technology. She holds a BA in Biology from Lehigh University and an MBA in Finance and Marketing from the University of St. Thomas in Houston, Texas.

COMPENSATION


                             EXECUTIVE COMPENSATION


                     The following table sets forth for each of the last three fiscal years ended December 31, 2001, and December 31, 2000 the remuneration paid by Artwork and Beyond to its Chief Executive Officer and one other most highly compensated executive officers in the year 2000:

                           SUMMARY COMPENSATION TABLE


                                                                         LONG-TERM COMPENSATION
                                      ANNUAL COMPENSATION

NAME AND                      FISCAL                                  AWARDS          OTHER ANNUAL
PRINCIPAL POSITION             YEAR    SALARY($)     BONUS($)        OPTIONS(1)       COMPENSATION
------------------             ----    ---------     --------        ----------       ------------

                               2001      $            none
Howard Blum                    2000    $37,500        none               none            none
Chief Executive Officer
and Co-Chairman of the Board

Jason Norbeto (2)              2000    $75,000        none            180,000            none
Chief Operating Officer



(1)  Options to purchase shares of Common Stock.
(2) Mr. Norbeto's appointment as an officer of Artwork and Beyond terminated on December 31, 2000.




           Officers are eligible to participate in the Incentive Option Plan and as of the date hereof, the only options issued were granted to Mr. Norbeto on September 30, 2000 for the purchase of 180,000 shares of common stock, at an exercise price of $0.92 per share. The options are now fully vested and expire in September 2005. The exercise price equaled the fair value of the stock on the date of grant and, accordingly, Artwork and Beyond has not recorded any compensation expense related to these options. Mr. Norbeto's appointment with Artwork and Beyond terminated on December 31, 2000 but he still provides services the to us periodically as a consultant Mr. Norbeto's options remain outstanding.

           Each [independent] director of Artwork and Beyond is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of Artwork and Beyond but do not receive compensation for services that they have provided as directors. There is no compensation committee and no compensation policies have been adopted. Artwork and Beyond may elect to pay non-cash consideration in the form of options to directors in the future. In the future, we may elect a cash payment as well as a non-cash consideration.


EMPLOYMENT AGREEMENTS

           Artwork and Beyond does not have any employment agreements with any of its employees.


STOCK OPTION PLANS AND AGREEMENTS

           INCENTIVE OPTION PLAN - In January 2001, our Directors adopted and the stockholders of Artwork and Beyond approved the adoption of Artwork and Beyond 2001 Incentive Stock Option Plan ("Incentive Option Plan"). The purpose of the Incentive Option Plan is to enable us to encourage key employees, officers and directors to contribute to the success of Artwork and Beyond by granting such employees, officers and directors incentive stock options ("ISOs").

           The Incentive Option Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors ("Committee") which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or a combination thereof, and the number of shares to be subject to such options.

           The Incentive Option Plan provides for the granting of ISOs to purchase Common Stock at an exercise price to be determined by the Board or the Committee not less than the fair market value of the Common Stock on the date the option is granted.

           The total number of shares with respect to which options may be granted under the Incentive Option Plan is 450,000 shares of common stock. ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option may be granted under the Incentive Option Plan after January 2011 and no option may be outstanding for more than ten years after its grant. Additionally, no option can be granted for more than five (5) years to a stockholder owning 10% or more of our outstanding Common Stock and such options must have an exercise price of not less than 110% of the fair market value on the date of grant.

           Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of common Stock, or in a combination of both. We may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations.

           The Incentive Option Plan may be terminated or amended at any time by the Board of Directors, except that, without stockholder approval, the Incentive Option Plan may not be amended to increase the number of shares subject to the Incentive Option Plan, change the class of persons eligible to receive options under the Incentive Option Plan or materially increase the benefits of participants.

           The only options outstanding under the Incentive Option Plan were issued to the Company's former Chief Operating Officer on September 30, 2000, to purchase 180,000 shares of common stock, exercisable at a purchase price of $0.92 per share. The options have vested, and expire in September 2005. The exercise price equaled the fair value of the stock on the date of grant and, accordingly, Artwork and Beyond has not recorded any compensation expense related to these options.

           There was e no stock option transactions during the initial period ended December 31, 1999.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


           The following table sets forth information, as of December 31, 2001 with respect to the beneficial ownership of the outstanding shares of our common stock, $.001 par value, as of such date plus, where relevant for particular beneficial owners, shares which such beneficial owner has the right to acquire) by (i) any holder known to us owning more than five percent (5%) of the outstanding shares; (ii) our officers and directors; and (iii) the directors and officers of Artwork and Beyond as a group:



Name of Beneficial Owner*          Number of Shares         Percentage (%) of
                                                                ownership
-------------------------          ----------------         -----------------


Howard Blum(1)                          3,791,752                42%
Jay Camina(2)                           3,791,752                42%
J.R. LeShufy(3)                                 0                 0
Giltner B. Stevens                      1,157,628                15.5%(4)
Dutchess Partners(5)                      600,000                 6.67%


All Officers and Directors as
     a group (3 persons)                7,583,504                84%

* The address of all persons listed in this section is c/o Artwork and Beyond, Inc., 761 Coates Avenue, Holbrook, New York 11741.


(1) Howard Blum is the Chief Executive Officer and Co-Chairman of the Board of Directors.
(2)  Jay Camina is the Co-Chairman of the Board of Directors.
(3)  J.R. Le Shufy is a Director of Artwork and Beyond.
(4)  Includes 379,175 shares subject to warrants exercisable within sixty days.
(5) Dutchess Partners is a real estate partnership of Lawrence Corrier and Lucille Corrier.

                                  OUR BUSINESS



SUMMARY

           Artwork and Beyond is a Delaware corporation which was formed on August 5, 1999. Our primary business is the sale of art, in two major areas:


     1. Online retail sale of art which is conducted through its online retail division, ARTinaClick.com; and


     2. Internet based charity art auctions, which are conducted through our internet based charity art auction division, ArtAuctionFundraiser.com.

           Our retail division, ARTinaClick.com, provides the consumer with a "one-stop" shopping experience for the purchase of art online. ARTinaClick.com offers a vast selection of images ranging from originals, lithographs, serigraphs, limited editions, prints and posters, to sports memorabilia and collectables. Items range in price from $5.00 to $1500 with the average sale being approximately $85.00. Items offered are at substantial savings from traditional retail galleries. Artwork and Beyond believes that its business strategy combined with targeted marketing and fulfillment will make it the premiere Internet site for art buying in the e-commerce space.


           The E-commerce division's sales plan is based on the idea that there is a pervasive frustration with the normal channels for buying art, as the industry still functions mainly as a cottage industry. Through careful marketing and strategic alliances, we will aggregate demand and drive traffic to our site. We believe that there is significant unrealized demand for art in the sub-luxury category and it is a product that is highly suitable for web purchases. We believes that the online shopping experience has significant advantages over the traditional method of purchasing art. Artwork and Beyond will create the perception of these advantages in the minds of the buying public, through a skilled marketing plan, thereby driving traffic to the site. Once at the site, visitors will be transformed into buyers through the value proposition articulated above.

           Artwork and Beyond's internet based charity art auction division, ArtAuctionFundraiser.com intends to continue to capitalize on the expertise of one of our founders Jay Camina relating to charity art auctions. There are numerous organizations including, alumni groups, religious organizations, schools, and health care organizations whose members are geographically dispersed. These organizations are constantly looking to raise funds to meet their operating budgets. We believe that an online auction would enable organizations to raise funds from their members no matter how geographically dispersed they may be.


           We believe that the online auction is at this point a proven concept, given sites such as eBay and Amazon, and little or no consumer resistance needs to be overcome. In addition, barriers to entry for newcomers wishing to offer charity auctions are significant, as credibility working with charities is difficult to build.


           We have entered into a fulfillment agreement with Ross Galleries located in Holbrook, NY. Ross Galleries has 25 full-time employees in a 20,000 sq. ft. facility. Ross Galleries has been in the charity art business for 13 years, has worked with 1700 different organizations, and conducted over 4000 land-based auctions. The agreement provides that Ross Galleries will supply Artwork and Beyond with its art, framed and unframed, including lithographs, serigraphs, artagraphs and photographs ("Art") for a period of seven years. Thereafter, the fulfillment agreement is terminable upon 180 days written notice of termination being delivered by either party thereto. Ross Galleries supplies us with all of the Art featured on our website's "Art Express" gallery, one of the five galleries featured on our website. The remaining artworks is supplied to us by various vendors. During the term of the fulfillment agreement, Ross Galleries shall not sell works of Art through the Internet nor shall Ross Galleries supply framed Art to any party (other than Artwork and Beyond) for sale directly or indirectly through the Internet. However, pursuant to the fulfillment agreement, we may purchase Art from another art supplier if the Art is not available through Ross Galleries or if the same quality of Art offered by Ross Galleries is available from a third party at a lower price [and indeed half or more of our art is purchased from third parties]. Ross Galleries frames all of the artwork that we sell. However, we may enter into agreements with other frame suppliers should a third party offer the same quality framing service at a lower price. In the event Ross is no longer able to service us we believe there are other competitive framers and fulfillment.

ONLINE SALES OF ART


           Our retail website, WWW.ARTINACLICK.com commenced full operation on December 1, 2000. This website was designed to provide consumers with the ideal "one-stop shop" online art experience. We have expended approximately $133,000 in the development and construction of this website. The site carefully focuses potential buyers on product selection via virtual galleries that are thematically organized, as well as education and consultation to supplement the galleries. The following features are offered to prospective consumers:


PRODUCT SELECTION:

The e-commerce site consists of five unique galleries:

o Collector's Gallery -- This gallery consists of customized framed originals and limited edition lithographs and serigraphs custom-framed by well known as well as up-and-coming artists. Among the featured artists are Thomas McKnight, Michel Delacroix, Bev Doolittle, Leroy Neiman, and Thomas Kinkade.

o Great Masters -- This gallery consists of elegantly framed works by the great masters such as Renoir, Monet, Rembrandt and Chagall in various media such as etchings, serigraphs and artagraphs.

o Print Shoppe -- This gallery currently consists of approximately 15,000 images available with a choice of three decorator framing selections. Artists include names such as Ansel Adams, Howard Behrens, and Tarkay.

o Sports Expo -- This gallery consists of custom-framed autographed photos by sports heroes and celebrities. A Certificate of Authenticity accompanies all items sold from a handwriting expert guaranteeing each signature.


o "Art Express" -- This gallery contains a subset of selected merchandise from the above galleries that can be shipped the next business day. Artwork and Beyond has approximately 500 pieces of art that are featured in this gallery. The relationship with Ross Galleries enables Artwork and Beyond to implement this service, because the inventory will be culled from Ross Galleries's offline inventory. Ross Galleries in conjunction with Artwork and Beyond has carefully selected the artwork in Art Express based on items sold over twelve years at Ross Galleries. Management believes that this data will permit us to determine consumer preferences and increase inventory turnover.

           Consumer Service: Artwork and Beyond offers customer-care services to assist with consumer questions such as the status of orders and shipments, upcoming events, and questions about site offerings and navigation. Questions are presented through e-mail and telephone and generally responded to within twenty-four (24) hours. Additionally, if a customer is concerned about placing an order over the Internet, we will take an order over our toll free telephone hotline or fax provided that the customer provide us with the artist, title and item number listed on our website as well as the frame description listed on the website.


           Site Specific Features: The Artwork and Beyond site offers the user an internal search engine giving shoppers the ability to search by keyword, subject, artist, style, price range, title, size and medium. This helps create an easy-to-use shopping environment and enhance the buying experience. The "My Gallery" pages will allow online users to track their purchases as well as save favorite selections for later viewing.

           Education: Artwork and Beyond anticipates having educational components, such as interactive tutorials, will help users to understand contemporary art and to gain confidence in their own preferences. Feature articles on art collecting, museum and gallery exhibits as well as other art-related events will keep art lovers up to date on the events, opinions and controversies animating the art world. Moreover, customers will get information on featured artists, providing insights into the creative development process. All this will help aggregate consumer demand by creating the "stickiness" that accompanies successful online community building.

      MARKETING AND SALES STRATEGY


                Technology creates not only great opportunities but also many risks for online merchants. Low barriers to entry encourage competitors to quickly replicate successful e-offerings, literally overnight. Artwork and Beyond recognizes this ever-present danger and believes that the first step in preserving site identity is to offer non-technical benefits that are difficult to imitate - primarily a high level of service, since service that exceeds consumer expectations will always be appreciated. Artwork and Beyond intends to attract its potential customers through the adoption of an aggressive online and offline marketing strategy which, when combined with strategic partnerships and joint venture opportunities we believe will help to position us as the market leader. In addition, Artwork and Beyond has a storefront as a z merchant in Amazon.com. We believe that our primary customer will be the average American consumer.

      PRESENT MARKETING

                Our marketing and promotional efforts have been limited by a lack of funds. We now promote our site by:

     o Having the site listed on as many Internet search engines as possible under as many different categories as possible;
     o Special offerings to identified groups consisting of former customers and others;
     o    An affiliate program through an online clear-housing.

                We have signed as a participating advertiser with an online clearinghouse operation. The clearinghouse consists of numerous advertisers who desire to have their advertisement placed on websites of other participants, known as publishers. The approved publishers place a banner or other material of the advertiser on their website and receive commissions of 15% based on sales generated through the publication site. The advertiser is required to deposit funds with clearing house operator, which is replenished periodically. The deposit is used to pay the publisher's commission and a 3% commission to the clearing-house operator for actual sales made through a publisher. There are over 4,500 publishers who may use our banner, although we have no idea of the actual number placing our banner on a site at any given instance.

           On March 21, 2001, we entered into a one year sales and distribution agreement with Ivana Haute Couture & Company, Inc. providing that we will provide designated art for the Ivana World website. This art will be framed and matted in a unique manner which we will only use for the site. Pursuant to the sales and distribution agreement, Ivana Haute will purchase the art from Artwork and Beyond at a discount of 40% off of the retail price as displayed on the Ivana Haute web site. Sales made through the Ivana Haute website have not been material. The sales and distribution agreement may be renewed or extended by the mutual written consent of both parties.

FUTURE MARKETING PLANS

           If we obtain additional capital we will proceed with additional marketing plans as described below.

           We are intent on building an online community, building trust and brand loyalty, thereby facilitating sales revenue and repeat visits. Customers at the e-commerce site will be given several incentives to join Artwork and Beyond's growing family - from loyalty-based coupons to contests and redeemable points. Thus, we believe, the site will build a large demographic database, from which it will be able to "mine" relevant marketing information.

           In the e-commerce sphere, direct marketing to the target audience will be the key to the site's success. One aspect of Artwork and Beyond's marketing strategy will be to co-brand its product line with top regional and national home furnishing outlets. We believe that these strategic alliances will enable Artwork and Beyond to attract both male and female shoppers. Artwork and Beyond will then strive to differentiate between male and female shoppers by creating gender and lifestyle-specific product lines. For example, Sports Memorabilia will be targeted towards the male segment and posters towards college students. We believe that women's purchases dominate the home decor market and therefore will be a primary target audience of our marketing efforts. The diversity of Artwork and Beyond's appeal should be beneficial to its brand equity, long-term sales and profits. In short, we will follow the time-honored prescription of "get big, get niche, or get out," reducing marketing costs through a selective focus on the most profitable niches.

           In addition, the site will employ direct mail campaigns; opt in e-mail campaigns and revenue sharing agreements. This will help leverage the brand, allowing for other sales opportunities and the creation of strategic alliances with key players in related industries. There will in general be 3 types of affiliates:

     o sites (profit and non-profit) where we will advertise, returning a commission of up to 20% of revenue generated to that site;

     o affiliate membership groups and sites, whose members will get up to a 20% discount on the our art with no commissions paid to that group (like buyers' clubs); and

     o private-label/co-branded sites, which we will design for other outlets, collecting a percentage of sales.

           We will also employ limited strategic media planning techniques, such as regional advertising. Thus, Artwork and Beyond will be able to track responses and use targeted marketing messages. Art sites are particularly suited to this type of Internet advertising since viewers are usually browsers looking through numerous pages and eliciting multiple exposures.

      Other marketing approaches will include:

           CROSS MARKETING - Create strategic alliances with resellers such as national and regional home furnishing firms decorators, museum stores, and office and hospitality markets. Artwork and Beyond will accomplish this in the following manner:

     o We will attempt to private-label web sites for resellers leveraging the Artwork and Beyond name and expertise. The site will contain custom-framed images that would be exclusive to the reseller. We believe the reseller would induce their consumer to purchase art at opportune times, such as when purchasing. The images, frames, and mattes can be selected by the reseller or an Artwork and beyond consultant. Artwork and Beyond intends to hire regional sales representatives to offer private label services to chain stores. The salesperson will demonstrate the private label service using a laptop and a mock-customized web site. The benefit to the affiliated chain store would be to eliminate tangible inventory, increase convenience and have more extensive offerings for their clients. If the stores have their own web sites, Artwork and Beyond will create a link connecting both sites. In addition, Artwork and Beyond intends to engage sales representatives to make presentations to businesses in their respective markets.

     o We could also work with representatives that are supplying complimentary products to hotels, hospitals, restaurants, etc enhancing their ability to offer them additional product to their clients. Revenue-sharing agreements with related companies (for instance, home furnishings stores) will leverage the brand, allowing for increased sales opportunities and the creation of strategic alliances with key players in related industries.

           PROFESSIONAL MARKETS (Interior decorators and corporate market) - Artwork and Beyond intends to include decorators in its marketing effort by providing them with password-protected access to a special "trade-only" section of the site. Interior decorators working with Artwork and Beyond would have the ability to immediately select appropriate images together with their clients from the web site. Decorators would save a tremendous amount of time and effort by not having to shop from gallery to gallery. Affiliated decorators could promote corporate sales in a similar manner.


           JOINT VENTURE ALLIANCES -We intend to create alliances with other online sites that do not offer prints as well as online sites that offer prints but do not offer on-site custom framing.


     o    Generate online announcements to trade publications
     o    Announcements to offline gallery and print consumers
     o    Registration with search engines and directories
     o    Carefully designed HTML metatags
     o    Announcements to artists and related trades with promotional offers
     o PRESS RELEASES IN INDUSTRY JOURNALS -- Artwork and Beyond will advertise in trade journals that cater to physicians, attorneys, hotels, etc. All of these represent potential business for Artwork and Beyond.
     o Encourage links to the Artwork and Beyond site from other key sites which appeal to Artwork and Beyond's target consumer base
     o Direct mail to art enthusiasts identified by mailing lists of traditional competitors, as well as art magazines and other sources.
     o The development of an aggressive on- and offline advertising campaign that will build brand awareness

INTERNET BASED CHARITY ART AUCTIONS


           It is estimated that total charitable contributions in the US are in the billions of dollars on an annual basis. While figures do not exist for the size of the charity art auction market, given the enormous number of universities, hospitals, healthcare organizations clubs and other community organizations, it is management's belief that online charity art auctions will work extremely well with members of a particular organization. Our art auction division ArtAuctionFundraiser.com, commenced operation in September 2001. We have developed an easy-to-use online method that allows constituents and guests of organizations to bid online for the highest quality, custom framed artwork with a percentage of the revenues generated from the auction going back to that particular organization. ArtAuctionFundraiser.com plans, organizes and conducts the online auction in a manner that is very easy to understand by all participants, regardless of their Internet proficiency. All that is required for organizations constituents or guests to participate are a computer with Internet access. No special technical expertise or online auction experience is required.


           ArtAuctionFundraiser provides organizations with a turn- key service at no cost, enabling them to conduct online charity art auctions. Services include:

     1.   Custom online invitations and traditional invitations.

     2.   Customized press release.

     3. A customized homepage for organizations to welcome constituents and guests.

     4. A professional fund-raising consultant to guide organizations in preparing and promoting for the auction.

     5.   Display at least 1000 custom-framed works of art ready to hang.

     6.   Free processing of all M/C, Visa, Discover, and AmEx payments.

     7.   A full accounting of all purchases and bidders.

     8.   Certificate of authentication on all artwork.

     9. A commission of 10% to organizations on all sales that result from an affiliate program with ARTinaClick.com.

     10.  A banner link from organizations website to the auction.

HOW AN ON-LINE CHARITY ART AUCTION WORKS

           Artwork and Beyond solicits organizations that it believes would benefit from on online charity art auction. Once an organization has signed up for an event, ArtAuctionFundraiser.com will send out custom online invitations to the organizations constituents and guests via e-mail. The invitation will detail the dates of the event, the online address (URL) to enter the auction, and a unique password to the organizations private auction. If the organization prefers to handle the e-mailing itself, ArtAuctionFundraiser.com will customize an online invitation for them. In the event the organization only has mailing addresses, ArtAuctionFundraiser.com will provide them with custom printed invitations and a press release that can be included in their next mailing.

           When a bidder arrives at the ArtAuctionFundraiser.com home page, there will be simple instructions on how to navigate the auction site as well as bidding instructions. From here, the constituents and guests of an organization will click on their organization's name or logo, which will take them to a welcome page that we have designed especially for that organization. This special welcome page is designed for the group at no cost, and may feature the colors and logo associated with the organization. This page will allow a space where a special message from an organization's president, chairperson(s) or any other appropriate individual may appear. The message will welcome the group's constituents and guests to the auction and may contain other information the organization may want to convey. It's now time to enter the auction.

           Once inside the actual auction site, an organizations patrons can peruse the wide variety of custom framed artwork and authentic sports memorabilia. Each auction item is displayed using the finest digital imagery available on the world wide web. Organizations supporters will have the ability to browse through the items up for auction or use a simple search function to locate just what they desire. Once a piece of artwork or memorabilia is found, bidding may begin. Bidding instructions are clearly written and easy to follow. When bidding on an item, there is immediate notification by e-mail that the bid has been received. Additionally, the bidder is always notified if they have been outbid, thereby enabling the opportunity to bid again. At the end of the auction, the successful bidders are notified by e-mail. Method of payment by the highest bidders will be secured by credit card. ArtAuctionFundraiser.com will accept American Express, Master, Visa and Discover credit cards. The sold works of art are then prepared for shipment directly to the successful bidders. Once the auction has ended and all financial settlements are complete, your organization will receive its entire commission along with a complete accounting of all bidders names, e-mail addresses, and purchases.


ADDITIONAL REVENUE SOURCES FOR CHARITY CLIENT

           ArtAuctionFundraiser.com has programs that can produce a continuous revenue stream for organizations in addition to the commission from the online auction. ArtAuctionFundraiser.com offers an after sale program it can implement on behalf of organizations. With an organization's permission, ArtAuctionFundraiser.com would e-mail auction participants, notifying them of specials or promotions available at Artwork and Beyond's retail art site WWW.ARTINACLICK. com. Should supporters respond to our e-mail and make a purchase, the organization will earn a commission on that sale. Commission will be paid to an organization each and every time a purchase is made.

           Another program we will offer would enable organizations to become an affiliate partner with ARTinaClick.com With this program an ARTinaClick.com banner is placed discreetly on an organization's web site. The banner ad would inform visitors that ARTinaClick.com is a fundraising affiliate of the organization. When a visitor to that organizations site clicks on our banner ad, he/she will be taken to our site. Whenever a purchase is made, the organization will receive a commission on that sale.

ART SUPPLY

           While we have an agreement with Ross Galleries, which is described below for the sale of Art, Ross supplies us with its existing inventory of art for "Art Express". Presently approximately fifty percent of our Art is purchased through the efforts of Liberman a broker or consolidator, which purchases the art from independent art publishing firms. We believe the utilization of Lieberman is advantageous as we experience substantial cost savings in consolidating shipments of art from several different firms. We utilized the same sources in obtaining art for our online auction. If necessary we believe we can purchase our prints directly from the publisher at the same prices.


COMPETITION

           ARTinaClick's retail online business competes in a market that is highly competitive and expects competition to intensify in the future. We currently or potentially compete with a variety of companies, both on the Internet and in brick-and-mortar galleries. Our competitors have significantly greater financial, technical, and marketing resources s. Those that have established a presence on the Internet have already begun to establish a customer base and their brand. Our Internet competitors include ArtSelect, NextMonet, Barewalls, and Guild.com, among others. Our brick-and-mortar competitors include national galleries such as Deck the Walls and Wentworth Galleries as well as a variety of regional and local galleries. All of these companies have existed for a longer period, have greater financial resources, have established marketing relationships with leading manufacturers, strategic partners and advertisers, and have secured greater presence in distribution channels. Some of these companies may also commence or expand their presence on the Internet. We believe that there are also numerous other smaller entrepreneurial companies that are focusing significant resources on developing web sites to market and sell artwork on the Internet that will compete directly with our web site.


           In addition, new technologies and the expansion of existing technologies may increase competitive pressures. As a result of increased competition, we may experience reduced operating margins, as well as loss of market share and brand recognition. We cannot be certain that we will be able to compete successfully against current and future competitors and competitors could have a material adverse effect on our revenue growth and earnings.

POSSIBLE RETAIL OPERATION

           We have explained the feasibility of opening a retail store for the sale of Art and believe a store would be desirable. We, however, will not open a store unless we obtain sufficient funds from financing or our operations. There is no assurance that we will be able to open a store or that, if opened, a store would be profitable.

INTELLECTUAL PROPERTY

           Our ability to compete successfully and achieve future revenue growth will depend, in part on our ability to protect our proprietary technology and operate without infringing the rights of others. We have filed an application for a United States Registration for "ARTinaClick.com".

EMPLOYEES

           On February 15, 2002, we had 4 full-time employees. One of these employees is an executive, also engaged in sales activity, two are engaged in technical matters, including web design and maintenance and one is engaged in administration and customer services. In addition to the employees we engage consultants from time to time including Mr. Noberto and one of our principles devotes substantial time without compensation. None of our employees are represented by a labor union and we have not experienced any work stoppages. We consider our employee relations to be good.

FACILITIES

           We currently occupy approximately 5,000 square feet of general office space in Holbrook, New York, which serves as our executive offices. The arrangement is month-to-month and the monthly rental is $2,604.71. Our current facilities will provide adequate space to house the business through our current growth, however, as we continue to execute our plan, additional operational and administrative space may be required. We believe that adequate additional space is available on competitive terms.

LEGAL PROCEEDINGS

           There are no material legal proceedings pending to which we are a party, and we are unaware of any contemplated material legal actions against us.

                               PLAN OF OPERATIONS

FORWARD LOOKING INFORMATION

           You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Artwork and Beyond, Inc. described in "Risk factors" and elsewhere in this prospectus.

PLAN

           Artwork and Beyond is a Delaware corporation which was formed on August 5, 1999. Artwork and Beyond closed on a private placement in September of 2000 in which $1,200,000 was raised. To date, the net proceeds of the offering have been used for the following:

     o Completion of our retail web site WWW.ARTINACLICK.COM. The site was launched in December of 2000.

     o    Marketing of the retail website.

     o    Hiring of personal.

     o Complete marketing for WWW.ARTAUCTIONFUNDRAISER.COM, which was launched in May 2001.

     o    Working Capital


Our primary business is the sale of art, in two major areas:

     1.   Online retail sale of art; and

     2.   Internet based charity art auctions.


           Artwork and Beyond's online retail division, ARTinaClick.com, provides the consumer with a "one-stop" shopping experience for the purchase of art online. ARTinaClick offers a vast selection of images ranging from originals, lithographs, serigraphs, limited editions, prints and posters, to sports memorabilia and collectables. Items range in price from $5.00 to $1500 with the average sale being approximately $85.00. Items offered are at substantial savings from traditional retail galleries. Artwork and Beyond believes that its business strategy combined with targeted marketing and fulfillment has the potential to make it the premiere Internet site for art buying in the e-commerce space.

           Artwork and Beyond anticipates generating additional revenue by implementing its marketing plan previously described. This is dependent upon receiving additional funds. Artwork and Beyond's offline advertising will consist of FSI's (free standing inserts) in newspapers and traditional mailings. The cost of FSI's for circulation of 1,000,000 households is approximately $5,000.00. We anticipate circulation of the FSI's to 1,000,000 households about two to four times a year. Therefore, we anticipate incurring approximately $20,000 on offline advertising a year. Artwork and Beyond will rent lists of new homeowners and those individuals who have recently moved from list rental companies. The cost is approximately .25-.50 per name. We anticipate mailing test samples on a quarterly basis.

           Artwork and Beyond's Internet based charity art auction division, ArtAuctionFundraiser.com intends to capitalize on the expertise of both its supplier Ross Galleries and ARTinaClick.com, to provide online charity art auctions. ArtAuctionFundraiser was launched on May 1, 2000. There are numerous organizations including, alumni groups, religious organizations, schools, health care organizations, and public radio stations, whose members are geographically dispersed. These organizations are constantly looking to raise funds to meet their operating budgets. Artwork and Beyond believes that an online auction would enable organizations to raise funds from their members no matter how geographically dispersed they may be.



           Artwork and Beyond believes that the online auction is at this point a proven concept, given sites such as eBay and Amazon, and little or no consumer resistance needs to be overcome. In addition, barriers to entry for newcomers wishing to offer charity auctions are significant, as credibility working with charities is difficult to build.



FULFILLMENT

           We have entered into a fulfillment agreement with Ross Galleries located in Holbrook, NY for both ARTinaClick.com and ArtAuctionFundraiser.com. Ross Galleries has 25 full-time employees in a 20,000 sq. ft. facility. Ross Galleries has been in the charity art business for 13 years, has worked with 1700 different organizations, and conducted over 4000 land-based auctions. Management believes that the cost of implementing both businesses has been reduced due to the availability of Ross Galleries, existing infrastructure. The agreement entered into in November 1, 1999 provides that Ross Galleries will supply Artwork and Beyond with art, framed and unframed, including lithographs, serigraphs, artagraphs and photographs ("Art") for a period of seven years. Thereafter, the fulfillment agreement is terminable upon 180 days by either party. During the term of the agreement, Ross Galleries may not sell art through the Internet or will supply framed art to any other party for sale directly or indirectly through the Internet. We may pursuant to the agreement purchase art from another art supplier if the Art is not available through Ross Galleries or if the same quality of Art offered by Ross Galleries is available from a third party at a lower price. Ross Galleries supplies us with all of the Art featured on our website's "Art Express" gallery, one of the five galleries featured on our website. The remaining artworks is supplied to us by various vendors. As of the date hereof, Ross Galleries has been our sole framing provider. However, we may enter into agreements with other frame suppliers should a third party offer the same quality framing service at a lower price. We do not believe that this agreement will limit our ability to obtain the best available prices as it provides for purchases of art and framing from third parties. Indeed we presently obtain approximately half of our art from independent third parties.

FINANCING NECESSARY

           Because we have not received sufficient revenues to cover costs we must receive a substantial amount of proceeds of the shares offered to continue in business. Moreover, we need additional amounts for our marketing programs including payment of policies. Artwork and Beyond anticipates receiving additional funds in conjunction with its current offering. The funds will be used for:

     o    Marketing of the online retail art business.

     o    Marketing of the online Internet based charity art auction business.

     o Payment of salaries including payment to officers and additional personnel.

     o    Working capital.

           Artwork and Beyond expects to hire additional employees to market its on line charity art auctions. These employees will be commission based. At the present time Artwork and Beyond does not expect any significant capital to be spend on plant and equipment.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

GENERAL

           The following discussion and analysis of Artwork and Beyond, Inc., should be read in conjunction with Artwork and Beyond's Financial Statements and Notes thereto included elsewhere in this prospectus.

RESULTS OF OPERATIONS


           During the year ended December 31, 2001 we had revenues of $158,491 compared to revenues of $15,915 in the prior year and no revenues from the period of August 5, 1999 to December 31, 1999. During the year 2000 we did not have any revenue producing operations until our ARTinaClick website was launched. During 2001 we derived received for a full year from this website as well as a small amount of revenues from our charity site which was launched in 2001. A portion of our revenues, or approximately $37,310 from art sales of approximately $75,000 through our site were treated as commissions under generally accepted accounting principles. We believe our revenues growth has been hampered by a limited marketing activity, which is a direct result of lack of capital. We believe we will increase our marketing activity after completion of sufficient financing. There is no assurance we will be able to obtain sufficient additional capital or that we will be able to generate increased sales with additional marketing efforts.

           During 2001 we had gross profits on sales of $55,356 compared to $6,584 in 2000. The increase is attributable primarily to increase sales. Our operating income was $92,666 in 2001 compared to $6,584 in 2000. The increase was primarily the result of increase revenues as well as commission income.

           We had selling, general and administrative expenses of $1,149,040 in 2001 compared to $772,455 of these expenses in the prior year. Prior expenses included significant non-recurring expenses of approximately $133,000 in web design costs, $105,000 non-cash compensation and equipment costs which were expensed. The increase in expenses in 2001 resulted in significant part to a non-recurring, non-cash stock compensation expense of $502,000 arising in connection with the sale of our shares. If we eliminate non-cash expenses in 2001, our selling general and administrative expenses for 2001 actually declined slightly as we had greater development and start-up expenses in 2000.

           Our net loss increased to $1,041,174 in 2001 from $761,913 in 2000 as a result of the foregoing factors.

LIQUIDITY

           Our operations began in late 2000 and have not generated sufficient revenues to cover our expenses. We have relied on equity financing for start-up costs and to fund our operations. One of our principles also has advanced funds to an interest free basis. We also have had in sufficient capital to fully implement our marketing plan, which we believe is required to generate increased sales. We also need additional capital if we desire to proceed to open a retail store. We are exploring several sources including the offering reflected in the prospectus. In addition, we should receive revenues from our subscription agreement. If we do not obtain any additional capital we may not be able to continue operating. Moreover, if the proceeds of the offering are limited we may not be able to institute our marketing plan.



           There are no known trends, events, or uncertainties that would have a material impact on Artwork and Beyond's liquidity revenue or income.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           To the best of management's knowledge, other than as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which Artwork and Beyond was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

           During the fourth quarter of 1999, we issued 7,583,504 shares of common stock to Howard Blum, Chief Executive Officer and Co-Chairman of the Board and Jay Camina Co-Chairman of the Board.

           In the second quarter of 2000 we borrowed $350,000 from Giltner Stevens pursuant to an interest-bearing note. Subsequently, pursuant to a private placement we sold Mr. Stevens 704,185 shares of stock for $650,000 and exchanged 379,175 shares of our common stock for the extinguishment of the $350,000 note. In connection with his purchase we issued an additional 113,753 shares to Mr. Stevens and granted him warrants expiring in April 2002 to purchase 379,175 shares or common stock at $.98 per share. Finally, we sold an additional aggregate 219,383 shares at $.92 per share to Christopher Fiore, Timothy M. Schlameuss, George P. Warren and Albert Pick III Trust. We, therefore, sold an aggregate of 1,416,496 shares for cash or exchange of outstanding indebtedness or an aggregate of $1,202,500.

           In March 2000 we entered into a consulting agreement with an unaffiliated entity. The entity agreed to provide us, among other things, with business advice and introduction to potential acquisitions. In 2001 we agreed to pay $66,150 of accrued fees to this entity by issuing ____________ shares of our common stock in the second quarter of 2002.

           Howard Blum our president has advanced funds to us from time to time on a non-interest basis. On December 31, 2001 we owed Mr. Blum $9,804.

           In November 1999, Artwork and Beyond entered into a seven year (7) Supply Agreement with Ross Galleries. At the time all of the shares of Ross Galleries were owned by Jay Camina. Pursuant to this agreement we will buy from Ross Galleries and Ross Galleries will supply works framed and unframed, including lithographs [exclusively for sale on the internet]. Pursuant to the agreement, Artwork and Beyond will purchase art from Ross Galleries, provided, however, that Artwork and Beyond may purchase art from a third party (i) if such art is not available through Ross Galleries, or (ii) if the same quality of art offered by Ross Galleries is available from a third party at a lower price. During the term of the agreement, Ross Galleries is prohibited from selling art through the Internet or supplying framed art to any third party for sale directly or indirectly through the internet. Since the inception of the agreement through January 31, 2002, Artwork and Beyond has made payment to Ross Galleries in the amount of approximately $80,000. As of the date hereof no amount is owed to Ross Galleries.

           In January 2001, Biofarm, Inc., entered into a Subscription Agreement with Artwork and Beyond and to purchase an aggregate of 600,000 shares of Artwork and Beyond's common stock for $600.00. In addition the subscription agreement provided for the payment of all of the expenses of this offering by Biofarm. We and Biofarm have terminated the subscription agreement. Biofarm prior to termination entered into arrangements with third parties for the payment of fees in conjunction with this registration statement. We have entered into subscription agreement with Dutchess Partners, an unaffiliated party for the sale of 600,000 shares for a total of $50,000 of which $10,000 has been paid and the balance will be paid in two installments, one of which for $20,000 has been paid and the balance will be paid in two installments, one of which $20,000 will be paid after the effective date of the registration statement of which this prospectus forms a part. Until paid the shares will be deemed unpaid and if the registration statement is not declared effected by December 31, 2002 the subscriber may return the unpaid shares. The information of this prospectus assumes that these shares are fully paid as of this date.

                            DESCRIPTION OF SECURITIES

GENERAL

           The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Delaware law.


           We are authorized to issue up to 20,000,000 shares of common stock, $.001 par value per share, of which 9,600,000 shares were issued and outstanding. Our certificate of incorporation authorizes 1,000,000 shares of "blank check" preferred stock, none of which are outstanding.


COMMON STOCK


           Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversions or redemption privileges nor any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.


           Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

           All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable.


PREFERRED STOCK

           None of the 1,000,000 "blank check" preferred shares are currently outstanding. Our Board of Directors has the authority, without further action by the holders of the outstanding common stock, to issue shares of preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

WARRANTS


           As of December 31, 2001, we have 379,175 warrants outstanding, exercisable at $.98 per share, which expire on April 20, 2002.


           The exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications.

DELAWARE ANTI-TAKEOVER LAW PROVISIONS

           As a Delaware corporation, we are subject to Section 203 of the General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owing 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with such Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and if such business combination is approved by a majority of the board members who were directors prior to any person's becoming an interested stockholder. The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of Artwork and Beyond.


LIMITATION ON LIABILITY OF DIRECTORS

           Our certificate of incorporation provides that a director of Artwork and Beyond will not be personally liable to Artwork and Beyond or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of Artwork and Beyond
(i) for breach of the director's duty of loyalty to Artwork and Beyond or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the Federal Securities laws.


DIVIDEND POLICY


           We have not paid any dividends on our Common Stock since our inception and do not intend to pay dividends on our common stock in the foreseeable future. Any earnings, which we may realize in the foreseeable future, will be retained to finance the growth of Artwork and Beyond.



SHARES ELIGIBLE FOR FUTURE RESALE


           As of December 31, 2001, we had an aggregate of 9,600,000 shares of our common stock issued and outstanding, all of which are "restricted securities," which may be sold only in compliance with Rule 144 under the Securities Act of 1933, as amended or exemptions from registration requirements of this act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefore may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. (Persons who are not our affiliates and who had held their restricted securities for at least two years are not subject to the volume or transaction limitations.) The sale of a significant number of these shares in the public market may adversely affect prevailing market prices of our securities.

TRANSFER AGENT AND REGISTRAR

           The transfer agent and registrar for our common stock will be Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

           Our bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Artwork and Beyond, absent a finding of negligence or misconduct in the performance of their duties.

           Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling Artwork and Beyond pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.


PLAN OF DISTRIBUTION


           400,000 shares will be offered on a "best efforts, basis. The shares will be offered for sale solely by our chief executive officer, Howard Blum without any additional compensation. Each subscriber will receive from Artwork and Beyond confirmation of his subscription to purchase shares of common stock with instructions to forward their funds to us. We will then forward a share certificate to you.


LEGAL MATTERS


           The validity of the common stock offered hereby will be passed upon for Artwork and Beyond by Reed Smith, LLP 529 Fifth Avenue, New York, New York 10017.

EXPERTS


           The financial statements of Artwork and Beyond included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.


   AVAILABLE INFORMATION

           We have filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to Artwork and Beyond and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. After the offering, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's principal office in Washington D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, after payment of fees prescribed by the Commission. The Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address HTTP://WWW.SEC.GOV. We intend to furnish holders of our common stock with annual reports containing financial statements audited by independent accountants beginning with the fiscal year ending December 31, 2001.


           You should rely only on the information contained in this prospectus. We have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                           ARTWORK AND BEYOND, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

                            ARTWORK AND BEYOND, INC.










                                    CONTENTS


                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                  1

BALANCE SHEET                                                                 2

STATEMENT OF OPERATIONS                                                       3

STATEMENT OF STOCKHOLDERS' EQUITY                                             4

STATEMENT OF CASH FLOWS                                                       5

NOTES TO FINANCIAL STATEMENTS                                              6-15

                          INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF ARTWORK AND BEYOND, INC.:

We have audited the accompanying balance sheet of Artwork and Beyond, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artwork and Beyond, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has recently begun to generate revenue, but has had continuing operating losses since inception. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in
Note 1 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                  Certified Public Accountants

New York, New York
February 12, 2002



                            ARTWORK AND BEYOND, INC.
                                  BALANCE SHEET




                                                                          December 31,
                                                                ------------------------------
                                                                       2001          2000
                                                                ------------------------------

              ASSETS
        CURRENT ASSETS
          Cash and cash equivalents                                $   134,802    $   661,151
          Accounts receivable                                            1,690           --
          Inventory                                                      7,970           --
                                                                   -----------    -----------

              Total current assets                                     144,462        661,151


        PROPERTY AND EQUIPMENT, net                                     21,617         27,779


        DEFERRED OFFERING COST                                          10,000           --

                                                                   -----------    -----------
              Total assets                                         $   176,079    $   688,930
                                                                   ===========    ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY
                  CURRENT LIABILITIES
              Accrued expenses                                     $    99,713    $    84,000
              Notes payable - shareholder                                9,804         23,259
              Customer deposits                                         14,065           --
                                                                   -----------    -----------
              Total current liabilities                                123,582        107,259
                                                                   -----------    -----------

        COMMITMENTS AND CONTINGENCIES                                     --             --

        STOCKHOLDERS' EQUITY
          Preferred stock, $.001 par value;
            1,000,000 shares authorized, no shares issued
            and outstanding                                               --             --
          Common stock, $0.001 par value;
           20,000,000 shares authorized,
           9,600,000 and 9,000,000 shares issued and outstanding
           at December 31, 2001 and 2000, respectively                   9,600          9,000
          Additional paid-in capital                                 1,909,903      1,358,503
           Retained deficit                                         (1,827,006)      (785,832)
           Common stock subscription receivable                        (40,000)          --
                                                                   -----------    -----------
             Total stockholders' equity                                 52,497        581,671
                                                                   -----------    -----------

              Total liabilities and stockholders' equity           $   176,079    $   688,930
                                                                   ===========    ===========


The accompanying notes are an integral part of these financial statements.


                            ARTWORK AND BEYOND, INC.
                             STATEMENT OF OPERATIONS

                                                       YEAR ENDED DECEMBER 31,
                                                        2001           2001
                                                        ----           ----

Sales                                               $   158,491     $    15,915

Cost of sales                                           103,135           9,331
                                                    -----------     -----------

Gross profit                                             55,356           6,584

Commission income, net                                   37,310            --
                                                    -----------     -----------

Total income                                             92,666           6,584

Selling, general and administrative expenses          1,149,040         779,039
                                                    -----------     -----------
Loss from operations before interest income
 and provision for income taxes                      (1,056,374)       (772,455)

Interest income                                          15,200          10,542
                                                    -----------     -----------

Loss before provision for income taxes               (1,041,174)       (761,913)

Provision for income taxes                                 --              --
                                                    -----------     -----------

Net loss                                            $(1,041,174)    $  (761,913)
                                                    ===========     ===========

Loss per common share - basic and diluted           $     (0.11)    $     (0.09)
                                                    ===========     ===========

Weighted average shares outstanding                   9,152,877       8,721,594
                                                    ===========     ===========





The accompanying notes are an integral part of these financial statements.


                            ARTWORK AND BEYOND, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                                   Common
                                                                        Additional                 Stock
                                                   Common   Stock        Paid-in     Retained   Subscription
                                          -----------------------------
                                             Shares           Amount      Capital     Deficit     Receivable       Total
                                          -------------  -------------- ----------  ----------  ------------   ------------



Balance, January 1, 2000                    7,583,504   $     7,584   $    52,416   $   (23,919)   $      --      $    36,081

Conversion of note payable to common
 stock at May 15, 2000                        379,175           379       349,621          --             --          350,000

Issuance of common stock for cash
- on September 30, 2000                       704,185           704       649,296          --             --          650,000
- on September 30, 2000                        54,169            54        49,947          --             --           50,001
- on September 30, 2000                        54,169            54        49,947          --             --           50,001
- on September 30, 2000                        54,169            54        49,947          --             --           50,001
- on September 30, 2000                        56,876            57        52,443          --             --           52,500

Issuance of common stock to induce
 participation - September 30, 2000           113,753           114       104,886          --             --          105,000
Net loss, December 31, 2000                      --            --            --        (761,913)          --         (761,913)
                                          -----------   -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2000                  9,000,000         9,000     1,358,503      (785,832)          --          581,671

Issuance of shares for services related
 to public offering                           600,000           600        49,400          --             --           50,000
Compensation expense recorded for
 shares issued at a discount to market           --            --         502,000          --             --          502,000
Common stock subscription receivable             --            --            --            --          (40,000)       (40,000)
Net loss, December 31, 2001                      --            --            --      (1,041,174)          --       (1,041,174)
                                          -----------   -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2001                  9,600,000   $     9,600   $ 1,909,903   $(1,827,006)   $   (40,000)   $    52,497
                                          ===========   ===========   ===========   ===========    ===========    ===========



The accompanying notes are integral part of these financial statements.
                                      - 4 -



                            ARTWORK AND BEYOND, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 Year Ended December 31,
                                                              --------------------------
                                                                  2001            2000
                                                              ---------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                      $(1,041,174)   $  (761,913)
Adjustments to reconcile net loss to net cash
 Provided (used) by operating activities:
  Depreciation expense                                              6,162          3,034
  Stock compensation expense                                      502,000           --
  Common shares issued to induce participation                       --          105,000
  (Increase) decrease in accounts receivable                       (1,690)          --
  (Increase) decrease in inventory                                 (7,970)          --
  (Decrease) increase in customer deposits                         14,065           --
  (Decrease) increase in accrued expenses                          15,713         84,000
                                                              -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                            (512,894)      (569,879)
                                                              -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                 --          (30,813)
                                                              -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  (Decrease) increase in notes payable                            (13,455)        23,259
  Proceeds from issuance of convertible note                         --          350,000
  Issuance of common stock for cash                                  --          852,503
                                                              -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         (13,455)     1,225,762
                                                              -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                        (526,349)       625,070

CASH AND CASH EQUIVALENTS-beginning of period                     661,151         36,081
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS-end of period                       $   134,802    $   661,151
                                                              ===========    ===========

CASH PAID DURING THE PERIOD FOR:
  Interest expense                                            $      --      $     --
                                                              ===========    ===========
  Income taxes                                                $      --      $     --
                                                              ===========    ===========

NON-CASH FINANCING ACTIVITY:
Common stock subscription receivable                          $    40,000    $     --
                                                              ===========    ===========
Conversion of note to common stock                            $      --      $   350,000
                                                              ===========    ===========
Common stock issued to induce participation                   $      --      $   105,000
                                                              ===========    ===========
Common stock issued for services related to public offering   $   552,000    $     --
                                                              ===========    ===========





The accompanying notes are an integral part of the financial statements.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION
         The accompanying financial statements include the accounts of Artwork and Beyond, Inc. (the "Company"), a Delaware corporation formed on August 5, 1999.

         The Company conducts its operations from offices located in Holbrook, Long Island, New York.

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has only recently begun to generate revenue, and has incurred significant operating losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         The Company will seek to obtain funds through the sale of additional equity or debt securities and intends to expand its revenue stream through the utilization of auctions on the internet.

         NATURE OF OPERATIONS

         The Company was a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7 until the third quarter of 2001.

         The Company was formed for the purpose of providing a medium for the purchase of artwork on the internet. The Company offers artwork through its website on the internet and provide this artwork directly from the supplier (see Note 4). The Company will generate revenues by the sale of such artwork and framing. It is the Company's goal to become the dominant provider in the charity art auction market and retail market, both online and offline.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         REVENUE RECOGNITION

         Revenue is recognized from sales when artwork is shipped. Substantially all revenue is paid for prior to the artwork being shipped. The Company has one gallery on its e-commerce site that generates sales in which the Company acts essentially as an agent. The risk of loss on sales filled through this gallery is borne by a related company (see Note 4). Revenue on these orders is recorded net of related costs and classified as commission income.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         CONCENTRATION OF CREDIT RISK

         The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value of cash and cash equivalents and accounts payable approximates fair value due to the relatively short maturity of these instruments.

         INVENTORY

         The Company's inventory is valued at the lower of cost or market determined by the first-in, first-out method of accounting.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. Repairs and maintenance costs are charged to operations as incurred. Depreciation is computed using straight-line methods calculated to amortize the cost of assets over their estimated useful lives, generally three to seven years. Upon retirement or other disposition of property and equipment, the cost and related depreciation will be removed from the accounts and the resulting gains or losses recorded.

         ORGANIZATION COSTS

         In accordance with American Institutes of Certified Public Accountants' Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities", the Company expenses, as incurred, costs related to organizational and start-up activities.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         COST OF COMPUTER SOFTWARE

         In accordance with SOP 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use", the Company expenses, as incurred, such related costs.

         ADVERTISING COSTS

         Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the years ended December 31, 2001 and 2000, advertising expense approximated $98,000 and $75,000, respectively.

         INCOME TAXES

         Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

         LOSS PER SHARE

         The computation of basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect. Potentially dilutive securities outstanding as of December 31, 2001 and 2000, were 637,500 and 559,175 shares, respectively. On April 25, 2001, the Company effected a
         3.7917519 for 1 split of its common stock. All share and per share amounts in the financial statements have been restated to give retroactive effect to this stock split.

         COMPREHENSIVE INCOME

         SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. At December 31, 2001 and 2000, and for the period then ended, the Company had no items of other comprehensive income and has, therefore, not presented a Statement of Comprehensive Income.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                        DECEMBER 31,
                                                 ----------------------------
                                                     2001              2000
                                                 ----------       ----------
         Equipment and Furniture                 $   30,813       $   30,813
         Less:  Accumulated Depreciation             (9,196)          (3,034)
                                                 ----------       ----------

                                                 $   21,617       $   27,779
                                                 ==========       ==========


         Depreciation expense for the years ended December 31, 2001 and 2000 is $6,162 and $3,034.

NOTE 3 - INCOME TAXES

         The components of the provision for income taxes follows:

                                                     2001          2000
                                                   --------      ---------
         Current Tax Expense
              U.S. Federal                         $     --       $     --
              State                                      --             --
                                                   --------       --------
         Total Current                                   --             --
                                                   --------       --------

         Deferred Tax Expense
              U.S. Federal                               --             --
              State                                      --             --
                                                   --------       --------
         Total Deferred                                  --             --
                                                   --------       --------

         Total Tax Provision (Benefit) from

          Continuing Operations                     $    --        $    --
                                                    ========       ========


         The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:


         Federal Income Tax Rate                          34.0%     34.0%
         Effect of Valuation Allowance                   (34.0)%   (34.0)%
                                                        ------    ------
         Effective Income Tax Rate                         0.0%      0.0%
                                                        ======    ======


         At December 31, 2001, the Company had net carryforward losses of approximately $1,782,000. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 3 - INCOME TAXES (Continued)

         Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001 and 2000 are as follows:

                                                        2001           2000
                                                      --------       --------
         Deferred Tax Assets

           Loss Carryforwards                         $       -     $      -

           Less:  Valuation Allowance                         -            -
                                                      ---------     --------
           Net Deferred Tax Assets                    $       -     $      -
                                                      =========     ========


         Net operating loss carryforwards expire in 2020.

NOTE 4 - RELATED PARTY TRANSACTIONS


         In November 1999, the Company entered into an agreement with an entity which, at that time, was a related company (an officer, director and shareholder of the Company owned this related company). The Company purchased certain prints of works of art, framed and unframed, from this entity. The entity has agreed to supply such art at competitive terms, on an exclusive basis to the Company for sale on the internet. The agreement is for a seven-year term, but can be terminated on 180 days written notice by either party after such time.


         Additionally, the Company leases its office space from this company.

         In July 2001, the shareholder discussed above sold his 100% interest in the formerly related entity to an unrelated third party. The Company continues to purchase from this entity pursuant to the seven-year agreement.

         At December 31, 2001 and 2000, the Company is obligated to a shareholder pursuant to a non-interest bearing demand note for $9,804 and $23,259, respectively.

NOTE 5 - COMMON STOCK

         In September 2000, the Company completed a private placement through which $1,252,500 was raised through debt and equity. The offering consisted of the sale of 923,568 shares of common stock for $852,500 and a 6% convertible note payable, issued April 13, 2000, of $350,000. The note was converted at $0.92 per share, the fair market value of the Company's common stock. Additionally, 113,753 shares were issued at a fair market value of $105,000 to induce participation in the offering. This amount is included as financing costs in selling general and administrative expense.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 5 - COMMON STOCK (Continued)

         The Company paid $73,150 in finder's fees, which is included at December 31, 2000 in selling, general and administrative expenses.


         In January 2001, the Company entered into a Subscription Agreement with a third party through which the unrelated party acquired 600,000 shares of the Company's common stock in exchange for the future payment of all of the Company's expenses relating to its Form SB-2 Registration Statement. The difference between the fair value of the shares issued and the estimated expense had been charged to operations upon issuance of the shares. An expense of $457,000 had been recorded. In the fourth quarter of 2001, upon mutual consent, this agreement was cancelled and the aforementioned expense reversed.

         As of October 4, 2001, the Company entered into a Subscription Agreement with an unrelated third party to purchase 600,000 shares of the Company's common stock at a purchase price less than its fair value. This Subscription Agreement contains provisions whereby if the Company is not successful in having its registration statement declared effective or its stock is not publicly traded by December 31, 2002, the subscriber has the right to return 360,000 of the aforementioned shares and, accordingly, would not be obligated to pay the remaining $30,000 cost of these shares. At December 31,2001 common stock subscription receivable totals $40,000.


         At December 31, 2001, the Company has recorded deferred offering costs of $10,000 which represents amounts paid by this investor for costs incurred by the Company relating to its Form SB-2. Further, the difference between the fair value of the shares issued and the price paid by this investor, or $502,000, is included in selling, general and administrative expenses at December 31, 2001.

         In April 2001 the Company effected a stock split of its common shares by issuing 3.7917519 newly issued shares of $.001 par value common for each prior outstanding common share. The split increased the Company's authorized $.001 par value common stock shares to 20,000,000.

NOTE 6 - OPTIONS AND WARRANTS

         In January 2000, the Company adopted an incentive stock option plan ("ISO") which provides for the issuance of options to purchase 450,000 shares of common stock. The plan was established to provide employee incentives.

         The Company will use the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 6 - OPTIONS AND WARRANTS (Continued)

         ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option may be granted under the ISO after January 2010 and no option may be outstanding for more than ten years after its grant. Additionally, no option can be granted for more than five years to a stockholder owning 10% or more of the Company's outstanding common stock and such options must have an exercise price of not less than 110% of the fair market value on the date of the grant. To date, no options have been granted pursuant to the ISO plan.

         On September 30, 2000, the Company granted to an employee an option to purchase 180,000 shares of common stock, exercisable at $0.92 per share. The options vested one half on November 15, 2000, and the balance on May 15, 2001, and expire in September 2005. The exercise price equaled the fair value of the stock on the date of grant and, accordingly, the Company has not recorded any compensation expense related to these options.

         The Company has granted options to members of its advisory board covering an aggregate of 7,500 shares of common stock. The options have an exercise price of $1.50 per share, vest one year from date of grant and expire in 2004.

         There were no stock option transactions during fiscal year ended December 31, 2001.

         A summary of stock option transactions is as follows:

                                                       YEAR ENDED
                                                       DECEMBER 31,
                                                       ------------
                                                   2001          2000
                                                   ----          ----

         Outstanding, beginning                  180,000          --
         Granted at an exercise
               price of $1.50 per share            7,500          --
         Granted at an exercise price
               of $0.92 per share                    --         180,000
                                               ---------      ---------
         Outstanding, ending                     187,500        180,000
                                               =========      =========
         Exercisable, ending                     187,500         90,000
                                               =========      =========


         The above number of options and exercise prices reflect the effect of the stock split described in Note 5.

         The Company accounts for its stock option transactions under the provisions of APB No. 25. The following pro forma information is based on estimating the fair value of grants based upon the provisions of SFAS No. 123. The fair value of each option granted during the periods indicated has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions:

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 6 - OPTIONS AND WARRANTS (Continued)


                                                        Year ended  Year ended
                                                       December 31, December 31,
                                                          2001        2000
                                                          ----        ----
         Risk free interest rate                             4%           5%
         Life of the options                          6 months    18 months
         Expected dividend yield                             0%           0%
         Expected volatility                                 0%           0%
         Weighted fair value of options granted          $0.00        $0.25

         Accordingly, the Company's pro forma net loss and net loss per share assuming compensation cost was determined under SFAS No. 123 would have been the following:

                                                        Year ended   Year ended
                                                       December 31, December 31,
                                                         2001           2000
                                                         ----           ----
         Net loss                                    $(1,078,267)  $(   788,163)
         Net loss per basic share                    $(     0.11)  $(      0.09)

         Weighted average option price per share
         Granted                                     $      1.50   $       0.92
         Exercised                                         --              --
         Cancelled                                         --              --
         Outstanding at end of period                       0.94           0.92
         Exercisable at end of period                       0.92           0.92
         Weighted average remaining life
           of options outstanding                      45 months      57 months

         WARRANTS

         The Company has issued outstanding warrants to purchase 379,175 shares of common stock. The warrants are exercisable on or before April 20, 2002 at an exercise price of $0.98 per share. The above number of warrants and exercise prices reflect the effect of the stock split described in Note 5.

NOTE 7 - SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses primarily include salaries, finder's fees, professional fees, web-site design and financing costs.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 8 - COMMITMENTS AND CONTINGENCIES

         The Company entered into a month-to-month lease for its office space, at a monthly amount of $2,917 from January to April 2001, and $2,604 from May to December 31, 2001 from a related entity (see Note 4). Rental expense was $32,289 and $29,150 for the years ended December 31, 2001 and 2000, respectively.

         The Company had an employment agreement with its chief operating officer with a one-year term commencing January 3, 2000 at a $75,000 base salary. There was a one-year option for 2001 at a base salary of $100,000, which the Company elected to not exercise. The agreement also had certain bonus incentive clauses that called for maximum additional compensation of $25,000 per year and additional incentives in the form of stock options. No additional compensation has been paid and the options have been issued (see Note 6).

         The Company entered into a one-year agreement in March 2000 with an entity whereby a fee is to be paid for general business advice, structuring of transactions and introduction to potential investors. Additionally, if such entity introduced a potential acquisition target and such acquisition is consummated, a fee of 1% of the transaction value will be paid in stock and 1/2% of the transaction value in cash. For the year ended December 31, 2001 and 2000, the Company paid $-0-and $73,150, respectively. Included in accrued expenses at December 31, 2001 is $66,150, which will be paid to the entity in the second quarter of 2002 with common stock, at the fair market value when earned of $0.92.

         The Company has advertising agreements in place through which its retail division advertises on the shopping network of two search engines. The Company only pays its contractual advertising fees and does not incur any fee to these companies when a sale of artwork is made. One agreement was for a seven-month period December 1, 2000 through June 30, 2001. The second agreement was for a twelve-month period from December 1, 2000 to November 30, 2001. The Company is currently negotiating new contracts.


         The Company has signed as a participating advertiser with an online clearing house operation. The clearing house consists of numerous advertisers who desire to have their advertisement placed on websites of other participants, known as publishers. The approved publishers place a banner or other material of the advertiser on their website and receive commissions of 15% based on sales generated through their site. The advertiser is required to deposit funds with clearing house operator which is replenished periodically. The deposit is used to pay the publisher's commission and a 3% commission to the clearing house operator. There are over 4,500 publishers who may use our banner, although the Company has no idea of the actual number placing its banner on a site at any given instance.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

         The Company paid $6,206 in commissions during the twelve months ended December 31, 2001.

         On March 21, 2001, the Company entered into a sales and distribution agreement to produce, package and distribute artwork for an unrelated company. The Company will receive 60% of the sales price of the artwork sold. The term of this agreement is one year, which can be renewed or extended by the written mutual consent of both parties.


NOTE 9 - MAJOR VENDORS

         The Company purchases substantially all of its artwork from two vendors and has all of its artwork framed by one of the aforementioned vendors (see Note 4). At December 31, 2001, the Company has included in accrued expenses amounts payable to these vendors of $5,996 and $1,542, respectively.

--------------------------------------------------------------------------------

           YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

           ADDITIONAL RISKS AND  UNCERTAINTIES NOT PRESENTLY KNOWN OR
THAT ARE CURRENTLY DEEMED IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. THE RISKS AND UNCERTAINTIES DESCRIBED IN THIS DOCUMENT DISTRIBUTION OF 400,000 SHARES OF AND OTHER RISKS AND UNCERTAINTIES, WHICH WE MAY FACE IN THE FUTURE COMMON STOCK WILL HAVE A GREATER IMPACT ON THOSE WHO PURCHASE OUR COMMON STOCK.
THESE PURCHASERS WILL PURCHASE OUR COMMON STOCK AT THE MARKET PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND WILL RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.


                            ARTWORK AND BEYOND, INC.









                                 _______________

                                   PROSPECTUS
                                ________________
















                                 _________, 2002



                     ______________________________________
















             [ALTERNATE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]

                                  THE OFFERING


Shares offered by Selling
Securityholder............................................         180,000 shares of common stock.

Plan of distribution......................................         The  offering of our shares of common stock are
                                                                   being made by a shareholder of Artwork and Beyond
                                                                   who may wish to sell its shares. Sales of our
                                                                   common stock may be made by the selling
                                                                   securityholder in the open market or in privately
                                                                   negotiated transactions and at market prices,
                                                                   fixed prices or negotiated prices.


Use of proceeds...........................................         Artwork and Beyond will not receive any  proceeds
                                                                   from the sale of shares owned by a selling
                                                                   securityholder.

                               CONCURRENT OFFERING


Shares offered by Artwork and Beyond .....................         400,000 shares of common stock.


Shares to be sold by Selling Securityholder ..............         180,000 shares of common stock.


Plan of distribution......................................         Artwork and  Beyond will offer and sell 400,000
                                                                   shares for cash at a price of $1.50 per share.

Use of proceeds...........................................         Artwork and Beyond will receive the proceeds
                                                                   to be derived from the sale of an aggregate
                                                                   of 400,000 shares of its common stock.



             [ALTERNATE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]

                                 USE OF PROCEEDS

           This prospectus is part of a registration statement that permits the shareholder of Artwork and Beyond who is identified in this prospectus to sell its shares of Artwork and Beyond common stock in the open market or in privately negotiated transactions. This shareholder is referred to throughout this prospectus as the "selling securityholder". As such, Artwork and Beyond will not receive any proceeds from this offering.

             [ALTERNATE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]


                               CONCURRENT OFFERING

           The registration statement of which this prospectus is a part also includes a prospectus with respect to the offering by Artwork and Beyond for cash of 400,000 shares of Artwork and Beyond common stock. This distribution may have a material adverse effect on the market price of the common stock offered by the selling securityholder.

                              PLAN OF DISTRIBUTION


           The common stock offered by this prospectus may be sold from time to time directly by the selling securityholder. Alternatively, the selling securityholder may from time to time offer those shares through underwriters, brokers, dealers, agents or other intermediaries. The selling securityholder as of the date of this prospectus has advised us that at that time there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling securityholder may be effected in one or more transactions that may take place on the OTC Electronic Bulletin Board (including one or more block transaction) if our stock is traded on the OTC Bulletin Board through customary brokerage channels, either through brokers acting as agents for the selling securityholder, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTC Electronic Bulletin Board; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholder in connection with sales of the common stock.


           The selling securityholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling securityholder. The selling securityholder also may sell shares short and redeliver the shares to close out such short positions. The selling securityholder may enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.


           The selling securityholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus. Any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling securityholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholders.


           Although the common stock covered by this prospectus is not currently being underwritten, the selling securityholder or its underwriters, brokers, dealers or other agents or other intermediaries that may participate with the selling securityholder in any offering or distribution of common stock may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

           Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling securityholder will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling securityholders.

           We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of the shares.

           The selling securityholders are subject to the applicable provisions of the Exchange Act, including, without limitation, Rules 10b-5 and Regulation M thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock may not simultaneously purchase such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution.

           In addition, in connection with the transactions in the common stock, we and the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the Rules set forth above, and in so far as we and the selling securityholders are distribution participants, Regulation M. These restrictions may affect the marketability of the common stock. The selling securityholders will pay all commissions and certain other expenses associated with the sale of the common stock.


           In order to comply with certain state securities laws, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

           All of the expenses of this offering are being paid for by the selling securityholder. See "Certain Relationships and Related Transactions". However, any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the common stock will be borne by the selling securityholders.

           We have agreed to indemnify certain of the selling securityholders against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments to which any of those securityholders may be required to make in respect thereof.


             [ALTERNATE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]

                             SELLING SECURITYHOLDER

                               All of the 180,000 shares of Artwork and Beyond
common stock being offered by this selling securityholder's prospectus are owned by and registered in the name of Dutchess Partners, a Delaware corporation whose address is225 Mooney Hill Road, Holmes, New York 12531. Dutchess Partners does not own any other shares of Artwork and Beyond and as a result after this offering is complete will own none of Artwork and Beyond shares of common stock.

            [ALTERNATIVE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]



--------------------------------------------------------------------------------

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

      ADDITIONAL RISKS AND  UNCERTAINTIES NOT PRESENTLY KNOWN OR THAT
ARE  CURRENTLY  DEEMED   IMMATERIAL  MAY  ALSO  IMPAIR  OUR  BUSINESS
OPERATIONS. THE RISKS AND UNCERTAINTIES DESCRIBED IN THIS DOCUMENT 180,000 SHARES OF AND OTHER RISKS AND UNCERTAINTIES WHICH WE MAY FACE IN THE FUTURE COMMON STOCK WILL HAVE A GREATER IMPACT ON THOSE WHO PURCHASE OUR COMMON STOCK FROM THE SELLING SECURITYHOLDER. THESE PURCHASERS WILL PURCHASE OUR COMMON STOCK AT THE MARKET PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND WILL RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.

                          _________________

                          TABLE OF CONTENTS
                          ________________

SUMMARY.................................................
SELECTED FINANCIAL DATA.................................
RISK FACTORS............................................
USE OF PROCEEDS.........................................
DILUTION................................................
CONCURRENT OFFERING.....................................
PLAN OF DISTRIBUTION....................................
OUR BUSINESS............................................
MANAGEMENT'S DISCUSSION OF FINANCIAL
      CONDITION AND RESULTS OF OPERATIONS...............
MANAGEMENT..............................................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
      OWNERS AND MANAGEMENT.............................
DESCRIPTION OF SECURITIES...............................
LEGAL MATTERS...........................................
EXPERTS.................................................
DISCLOSURE OF COMMISSION'S POSITION ON
      INDEMNIFICATION FOR SECURITIES
      ACT LIABILITIES...................................
FINANCIAL STATEMENTS....................................






                      _____________________________________








                            ARTWORK AND BEYOND, INC.








                                 _______________

                                   PROSPECTUS
                                ________________















                                ___________, 2002




                      _____________________________________

            [ALTERNATIVE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]

PROSPECTUS          SUBJECT TO COMPLETION; DATED ________, 2002


                         180,000 SHARES OF COMMON STOCK


                                       OF

                            ARTWORK AND BEYOND, INC.


           We are registering 180,000 shares of our common stock for sale by Dutchess Farms. This shareholder is referred to throughout this prospectus as "selling securityholder."


           This individual who wishes to sell its shares of our common stock may offer and sell its shares subsequent to the completion of the offering of the shares of Artwork and Beyond, Inc. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sales of shares by the selling securityholder.

           The shares of common stock being offered hereby will be subject to certain restrictions. See "Risk Factors -- Restrictions on Resale" and "Plan of Distribution -- Restrictions on Resale."

           No public trading market for our common stock exists. We anticipate that our common stock will initially be traded on the over-the-counter market after this offering.

                      ____________________________________

           Our principal executive offices are located at 761 Coates Avenue, Holbrook, New York 11741. Our telephone number is (631) 471-0065.
                      ____________________________________

           OUR COMMON STOCK BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 BEFORE YOU DECIDE TO PURCHASE ANY COMMON STOCK.
                      ____________________________________

           Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.


                  The date of this Prospectus is ________, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

           Article Sixth of our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the GCL. Our by-laws provide for indemnification of all persons whom it shall have the power to indemnify pursuant to Section 145 of the GCL.

           The effect of the foregoing is to require Artwork and Beyond to the extent permitted by law to indemnify the officers and directors of Artwork and Beyond for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Artwork and Beyond pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

           We do not currently have any liability insurance coverage for its officers and directors.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


           The following table sets forth the costs and expenses in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:


           SEC registration fee                             $375.00
           Printing and engraving expenses               $10,000.00
           Accounting fees and expenses                  $20,000.00
           Legal fees and expenses                       $50,000.00
           Transfer agent's fees and expenses             $5,000.00
           Miscellaneous                                 $10,000.00

               Total                                     $95,375.00



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

           Set forth below is information regarding the issuance and sales of Artwork and Beyond 's common stock without registration during the last three years. Other than as set forth below, no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.


               During the fourth quarter of 1999, we issued 7,583,504 shares of common stock to Howard Blum, Chief Executive Officer and Co-Chairman of the Board and Jay Camina Co-Chairman of the Board, the founder as of the Company we relied on the exemption afforded by Section 4(2) of the Securities Act.

               During the third quarter of 2000, we issued an aggregate of 1,416,496 shares of common stock, at $.92 per share, to Christopher Fiore, Timothy M. Schlameuss, George P. Warren, Giltner B. Stevens and Albert Pick III Trust, accredited individual investors. The issuance consisted of (a) the sale of 923,568 shares of common stock for $852,500 and (b) 113,753 shares issued at a fair market value of $105,000 to induce participation in the offering and 379,175 shares pursuant to the conversion of a note. We paid a $73,150 fee to Atlantic Communications in connection with such transaction. We believe the shares, as well as the note, were issued pursuant to the exemption from the registration requirements of Securities Act pursuant to Section 4.2.

           During the third quarter of 2000, we issued warrants to purchase an aggregate of 379,175 shares of common stock at a purchase price of $.98 per share. We believe the shares, as well as the note, were issued pursuant to the exemption from the registration requirements of Securities Act pursuant to
Section 4.2.

           In January 2001 we entered into a subscription agreement to sell 600,000 shares to Biofarm for $600.00. In additional Biofarm agreed to pay all of our expenses relating to this form SB-2. It is anticipated that such costs will approximate $95,000 and we have recorded this amount as deferred offering costs in our financial statements. Additionally, the difference between the fair value of the shares issued and the estimated expense is included in our financial statements as a charge to operations of $457,000. We have terminated this agreement and Biofarm is not a shareholder. As of October 2001 we entered into a subscription agreement with Dutchess Partners for the sale of 600,000 shares to be issued in installments upon payment of installments. The aforesaid charge was reversed but a new charge of $502,000 arose in connection with the new subscription agreement. We believe the shares, as well as the note, were issued pursuant to the exemption from the registration requirements of Securities Act pursuant to Section 4.2.



               During the first quarter of 2001, we issued 600,000 shares of common stock to Biofarm, Inc. pursuant to a subscription agreement and in accordance with Section 4(2) of the Securities Act.

ITEM 27.  EXHIBITS

EXHIBIT
NUMBER   NAME

3.1      Restated Certificate of Incorporation*
3.2      Bylaws*
5.1      Opinion of Reed Smith
10.1 Supply Agreement, dated as of November 1, 1999, between Artwork and Beyond and Ross Galleries.*
10.2     Lease Agreement, between Ross Galleries and Artwork and Beyond, Inc.
10.3 Subscription Agreement, dated January 22, 2001, between Artwork and Beyond, Inc. and Biofarm, Inc. *
10.4 Employment Agreement, dated December 17, 1999, between Artwork and Beyond, Inc. and Jason Norbeto*
10.5     2001 Stock Option Plan of Artwork and Beyond.
23.1 Consent of Merdinger, Fruchter, Rosen & Corso, P.C., independent certified public accountants.
23.2     Consent of Counsel (see Exhibit 5.1)


*Filed previously.

**To be filed by amendment.

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ITEM 28.   UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of Securities Act.

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York, on March 5, 2002.


                                      ARTWORK AND BEYOND, INC.



                                      By:
                                          ---------------------------------
                                      Name:     Howard Blum
                                      Title:    Chief Executive Officer and
                                                Co-Chairman of the Board



           Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                            TITLE                                DATE
----                            -----                                ----

                                Chief Executive Officer,         March 5, 2002
Howard Blum                     Co-Chairman of the Board


                                Co-Chairman of the Board         March 5, 2002
Jay Camina


                                Director                         March 5, 2002
J. R. LeShufy




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